Exhibit 10.2

HOMOLOGY MEDICINES, INC.

AMENDMENT TO EMPLOYMENT AGREEMENT

This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into effective as of September 6, 2022, by and between Homology Medicines, Inc. (the “Company”) and W. Bradford Smith (“Executive,” and, together with the Company, the “Parties”).

WHEREAS, the Parties entered into the Employment Agreement, dated as of March 18, 2018 (the “Agreement”); and

NOW, THEREFORE, in consideration of the promises, mutual covenants, and the agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.    Section 4(b)(i) of the Agreement is hereby deleted in its entirety and, replaced with the following:

“(i)     an amount in cash equal to 1.0 times the Annual Base Salary, payable in the form of salary continuation in regular installments over the 12-month period following the date of Executive’s Separation from Service (the “Severance Period”) in accordance with the Company’s normal payroll practices.”

2.    This Amendment, together with the Agreement, as amended hereby, sets forth the Parties’ entire understanding and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of the Company in respect of the subject matter hereof.

3.    All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect. From and after the date of this Amendment, all references to the term “Agreement” in the Agreement shall include and refer to the terms contained in this Amendment, including any defined terms in the Agreement amended hereby.

4.    This Amendment may not be amended, modified, superseded, canceled, renewed or expanded, or any terms or covenants hereof waived, except by a writing executed by each of the Parties or, in the case of a waiver, by the party waiving compliance.

5.    This Amendment shall be governed, construed, interpreted, and enforced in accordance with its express terms, and otherwise in accordance with the substantive laws of the Commonwealth of Massachusetts, without giving effect to any principles of conflicts of law, whether of the Commonwealth of Massachusetts or any other jurisdiction, and where applicable, the laws of the United States, that would result in the application of the laws of any other jurisdiction.

6.    This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. The execution of this Amendment may be by actual or facsimile signature.

(Signature page follows)

IN WITNESS WHEREOF, the Parties have each duly executed this AMENDMENT TO EMPLOYMENT AGREEMENT effective as of the date and year first written above.

HOMOLOGY MEDICINES, INC.

By:	/s/ Paul Alloway
Name:	Paul Alloway
Title:	Chief Legal Officer

EMPLOYEE:

By:	/s/ W. Bradford Smith
Name:	W. Bradford Smith

[Signature Page to Amendment to Employment Agreement]